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                                                                   EXHIBIT 10(b)


                            EMPLOYMENT AGREEMENT



                               by and between



                      GREAT LAKES CHEMICAL CORPORATION



                                     and



                                MARK BULRISS



                        Effective as of April 1, 1998




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                            EMPLOYMENT AGREEMENT



     AGREEMENT, effective as of April 1, 1998 (the "Effective Date"), by and between Mark Bulriss (the "Executive"), and Great Lakes Chemical Corporation (the "Company").

     WHEREAS, the Board of Directors of the Company (the "Board") desires that the Executive furnish services to the Company and the Executive desires to furnish services to the Company on the terms and conditions hereinafter set forth; and

     WHEREAS, the parties desire to enter into this agreement setting forth the terms and conditions of the employment relationship of the Executive with the Company; and

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, the parties hereby agree as follows:


     1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

     2. Employment Period. The period during which the Executive is employed by the Company hereunder (the "Employment Period") shall commence on the Effective Date and shall end on the fifth anniversary thereof, subject to the extension of such period as hereinafter provided and subject to earlier termination as provided in Section 5, below. Beginning on April 1, 2000, the Employment Period shall be extended automatically for one (1) additional day for each day which has been elapsed since April 1, 2000, unless, at any time after April 1, 2000, neither the Company or the Executive gives written notice to the other that such automatic extension of the Employment Period shall cease. Any such notice shall be effective immediately upon delivery.




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     3.   Position and Duties; Place of Performance. (a) During the Employment
Period, the Executive shall serve as President and Chief Executive Officer of the Company. The Executive shall report directly to the Board. During the Employment Period, the Executive shall have those powers and duties consistent with his position as President and Chief Executive Officer, subject to the supervisory powers of the Board. The Executive agrees to devote substantially all his working time to the performance of his duties for the Company; provided, however, that it shall not be a violation of this Agreement for the Executive to serve on corporate, civic or charitable boards or committees, provided that his service on corporate boards or committees shall be subject to the consent of the Board, (ii) give speeches and make media appearances to discuss matters of public interest and (iii) manage his personal investments, so long as such activities do not interfere substantially with the performance of the Executives responsibilities in accordance with this Agreement.

     (b) As soon as practicable following the Effective Date, the Succession Planning Committee of the Board shall nominate the Executive (and the Board shall elect the Executive) as a director of the Company. So long as the Executive serves as President and Chief Executive officer of the Company, the Company shall cause the Executive to be included in the slate of nominees recommended by the Board to the Company's stockholders for election as directors at each annual meeting of the stockholders of the Company at which his class of directors is standing for election, and the Company shall use its best efforts to cause the election of the Executive, including soliciting proxies in favor of the election of the Executive. Upon Executives ceasing to be an employee of the Company for any reason, he shall immediately resign as a director of the Company.

     (c) The principal place of employment of the Executive shall be at the Company's principal executive offices at such location as may be agreed to by the Board and the Executive.




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     4.   Compensation and Related Matters.

     (a) Base Salary; Bonus. The Executive shall be entitled to the following base salary and bonuses:

          (i) Base Salary. During the Employment Period, as compensation for the performance by the Executive of his duties hereunder, the Company shall pay the Executive a base salary at an annual rate of $650,000 (the base salary, at the rate in effect from time to time, is hereinafter referred to as the "Base Salary"). The Base Salary shall be payable in accordance with the Company's normal payroll practice and may be increased from time to time at the discretion of the Company's Compensation Committee (or any successor thereof) of the Board. During the Employment Period, the Base Salary shall be reviewed no less frequently than annually by the Board to determine whether or not the same should be increased in light of the duties and responsibilities of the Executive and the performance thereof. The Base Salary shall not be subject to unilateral reduction by the Company at any time during the Employment Period.

          (ii) Annual Bonus. So long as the Executive is employed by the Company, he shall be eligible to receive annual incentive awards or bonuses (the "Annual Bonus") pursuant to and subject to the terms and conditions of any incentive compensation plan of the Company; Provided, however, that, the Executives Annual Bonus in respect of the period ending on December 31, 1998 shall in no event be less than seventy-five percent (75%) of his Base Salary as of the Effective Date (i.e., $487,500); and Provided further that the target amount for the Executives Annual Bonus for each year after 1998 shall in no event be less than seventy-five percent (75%) of his Base Salary for each such year.




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          (iii) Signing Bonus.  On the Effective Date, the Company shall pay a signing bonus to the Executive in the sum of $850,000. The payment of that signing bonus is not contingent on the performance of services for the company and does not represent compensation for services rendered.

               (b)  Equity Grants.

               (i) Stock Options. Effective as of the Effective Date, the Executive shall be granted a nonqualified stock option (the "Option") to purchase 700,000 shares of the Company's common stock, par value $1.00 per share ("Common Stock"). The number of shares of Common Stock subject to the Option shall not be subject to equitable adjustment to reflect consummation of the Company's proposed spin-off of Octel (the "Spin-off"), so that, after giving effect to the Spin-off, the Option shall represent an option to acquire 700,000 shares of Common Stock of the post-Spin-off Company. The option grant shall be reflected in an option agreement, substantially in the form of Exhibit A hereto. As promptly as practicable, and in any event within six (6) months after the Effective Date, the Company shall, at its expense, cause all shares subject to the Option to be registered under the Securities Act of 1933, as amended (the "Securities Act"), and registered or qualified under applicable state laws, to be freely resold. The Company shall maintain the effectiveness of such registration and qualification for so long as the Executive or any member of the Executives Immediate Family (as defined below) holds such Option or owns the underlying shares of Common Stock or until such earlier date as all such shares, without such registration or qualification, may be freely sold without any restrictions under the Securities Act.



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               (ii)  Future Stock Options.  At such time during each of the years 1999-2001 as the Compensation Committee of the Board approves annual stock option grants to employees of the Company under the Great Lakes Chemical Corporation 1993 Stock Compensation Plan or any successor thereto (the "Option Plan"), and provided that the Executive is then still employed by the Company, the Company shall grant to the Executive under the Option Plan in each of those three
          (3) years a nonqualified stock option (collectively, the "Future Options" and together with the Option, the "Option Awards") to purchase 100,000 shares of Common Stock (on a post-Spin-off basis). The terms of the Future options, including the exercise price and vesting schedule, shall be subject to the terms of the Option Plan, and shall be evidenced by an option agreement which provides, among other things, for a legend evidencing the restrictions contained in
          Section 4(b)(iv) hereof.

               The Company shall, at its expense, cause all shares subject to the Future Options to be registered under the Securities Act on Form S-8 and registered or qualified under applicable state laws to be freely resold. The Company shall maintain the effectiveness of such registration and qualification for so long as the Executive or any member of the Executive's Immediate Family holds such Future Options or owns the underlying shares of Common Stock or until such earlier date as all such shares, without such registration or qualification, may be freely sold without any restrictions under the Securities Act.

               (iii) Restricted Stock. Effective as of the consummation of the Spin-off, the Company shall grant to the Executive an aggregate of 50,000 shares of Common Stock (the "Restricted Shares"), pursuant to the terms of a restricted stock agreement, substantially in the form of Exhibit B hereto (the "Restricted



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          Stock Agreement").  As promptly as practicable, and in any event within six (6) months after the Effective Date, the Company shall, at its expense, cause all Restricted Shares to be registered under the Securities Act and registered or qualified under applicable state laws, to be freely resold. The Company shall maintain the effectiveness of such registration and qualification for so long as the Executive or any member of his Immediate Family owns such Restricted Shares or such earlier date as all such shares, without such registration or qualification, may be freely sold without any restrictions under the Securities Act. In the event that the Spin-off is not consummated within six months after the Effective Date or if the Executives employment with the Company terminates for any reason prior to the consummation of the Spin-off, the Company and the Executive shall negotiate in good faith a mutually acceptable alternative compensation arrangement (if feasible, in the form of an equity-based award) providing economic value to the Executive which is substantially equivalent to the grant of 50,000 restricted shares of the post-Spin-off Company on the terms and conditions contemplated in the Restricted Stock Agreement (including immediate vesting of 50% of the value of such alternative compensation).


               (iv)  Restrictions on Restricted Shares and Option Shares

          A. Until the third anniversary of the Effective Date (unless the Executives employment with the Company shall have previously terminated), the Executive shall not sell, transfer or dispose of (1) any portion of the Restricted Shares which, in accordance with the Restricted Stock Agreement, have ceased to be subject to any forfeiture conditions or (2) any of the shares of Common Stock acquired pursuant to the exercise of the Option Awards, other than (i) a transfer to a member of the Executives Immediate Family, who shall not subsequently sell, transfer or dispose of any of such trans-


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     ferred shares until the third anniversary of the Effective Date (unless the Executive's employment with the Company shall have previously terminated), (ii) a transfer for the purpose of exercising all or any portion of the Option Awards, or (iii) a sale, transfer or other disposition to the extent necessary to satisfy tax withholding obligations associated with the vesting of Restricted Shares or the exercise of the Option Awards; provided, however, that the Board will consider and act reasonably and in good faith upon any request by the Executive for permission to sell all or any portion of the Restricted Shares prior to the third anniversary of the Effective Date in order to meet any special financial need of the Executive. For purposes of this Agreement, a transfer by the Executive to his "Immediate Family" shall mean a transfer, without the receipt of consideration in exchange therefor, to the Executives children, grandchildren or spouse, to a charity or to a trust exclusively for the benefit of such family members and/or charity or to corporations, partnerships or other entities in which such family members are the only shareholders, partners, equity holders or beneficiaries.

     B. Nothing in clause (A) above shall be construed to prohibit the Executive or any member of the Executives Immediate Family from selling, transferring or otherwise disposing of any shares of Common Stock in any transaction giving rise to a Change in Control (as defined in the Option Plan), and all restrictions in clause (A) above shall cease to apply after a Change in Control.

     (c)  Expenses; Relocation.

          (i) During the Employment Period, the Company shall reimburse the Executive for all reasonable business expenses in accordance with applicable policies and procedures then in force.

          (ii) The Executive shall be reimbursed for (or the Company shall make direct payment of) all reasonable costs and expenses incurred by the Executive in connection with




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     relocating to the vicinity of the Company's principal executive offices at such location as may be agreed to by the Board and the Executive and, in connection with the sale of Executives current principal residence in Richmond, Virginia, shall pay to Executive, as soon as practicable following such sale, the excess (if any) of (1) the higher of (A) the Executives original purchase price for such residence, plus the cost of all documented capital improvements paid for by the Executive or (B) the current appraised value of such residence, determined by an appraisal firm reasonably satisfactory to the Company and the Executive over (2) the sales price for such residence.

     (d) Vacation and Other Absences. The Executive shall be entitled to paid vacation and other paid absences, whether for holidays, illness, personal time or any similar purposes during the Employment Period, in accordance with policies applicable generally to senior executives of the Company; Provided, however, that the Executive shall in any event be entitled to a minimum of four
(4) weeks of paid vacation for the period commencing on the Effective Date and ending December 31, 1998, and for each subsequent calendar year during the Employment Period.

     (e) Retirement Benefits. The Company agrees that, to the extent practicable, it shall amend the Retirement Plan for Certain Employees of Great Lakes Chemical Corporation (the "Pension Plan") to provide for the Executive an annual pension (expressed as a life annuity commencing at age sixty-five (65)) of fifty-five percent (55%) of "Final Average Pay" (as currently defined in the Pension Plan) upon retirement with twenty-five (25) years of Benefit Service thereunder (together with a fifty percent (50%) survivor benefit in the event of the participant's death), such benefit to accrue as ratably (i.e., at the rate of 2.2% per year of Benefit Service) over the Executives Benefit Service period as is practicable. The Company further agrees that, for purposes of calculating the Executives benefits pursuant to the Pension Plan and his vested interest therein



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(which benefits and interest shall not be reduced as a result of any amendments to the Pension Plan after the Effective Date), Executive shall be credited with six (6) years of Vesting Service and Benefit Service as of the Effective Date and shall be deemed to have become a Participant in the Pension Plan as of the date which is six (6) years prior to the Effective Date. To the extent the benefits contemplated by the preceding sentence are not provided under the Pension Plan (including by reason of benefit or compensation limitations imposed on taxqualified plans), the Company agrees to provide such benefits on an unfunded, nonqualified basis. The retirement benefits provided pursuant to this paragraph shall not be offset by retirement benefits provided to Executive from prior employers.

     (f) Legal Fees. The Company shall pay the reasonable legal fees and disbursements incurred by the Executive in connection with the negotiation and preparation of this Agreement, subject to a maximum amount of twenty-five thousand dollars ($25,000). In addition, the Company agrees to pay promptly as incurred, to the fullest extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Company, the Executive or others of the validity or enforceability of, or liability under, any provisions of this Agreement (including as a result of any contest initiated by the Executive about the amount of any payment due pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended; provided, however, that the Company shall not be obligated to make such payment (and any payments previously made by the Company shall promptly be repaid by the Executive, with interest at the rate provided for in this sentence) with respect to any contest in which the Company prevails over the Executive.

     (g) Other Benefits. During the Employment Period, the Executive shall be eligible to participate in all other employee benefit plans and programs (including group life insurance plan, medical and dental insurance plan, and accident and disability insurance plan) ("Bene-



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     fit Plans"), applicable generally to employees and/or senior executives of the Company, in accordance with the terms and conditions of such Benefit Plans, but with all waiting periods waived to the maximum extent permitted by the Benefit Plans; and shall be entitled to such perquisites as are made available to senior executives of the Company or as are provided to the Executive by the Board. In addition, if the Executive elects to participate fully in the Company's split-dollar life insurance program, the Company shall provide through that program and other life insurance programs life insurance coverage which will pay to the beneficiaries designated by the Executive death benefits equal (after recovery of premiums by the Company) to at least three (3) times the Executives annual Base Salary at the time of his death.

     5. Termination. The Executives employment hereunder may be terminated as follows:

     (a) Death. The Executives employment shall terminate upon his death, in which event the date of his death shall be the Date of Termination.

     (b) Disability. If the Executive is unable to perform the essential functions of his position, even with reasonable accommodation, on a full-time basis for a period of one hundred twenty (120) consecutive days or for a total of six (6) months in any nine (9)-month period, the Company may terminate the Executives services hereunder, in which event the Date of Termination shall be thirty (30) days after Notice of Termination is given.

     (c) Cause. The Company may terminate the Executives employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executives employment hereunder (i) upon the Executives conviction for the commission of a felony (or appeal of nolo contenders thereto), but specifically excluding any conviction or plea based entirely on vicarious liability (where vicarious liability means, and only means, any liability which is based on acts of the Company for which the Executive is charged solely as a result of his offices with the Company and in which he



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was not directly involved and did not have prior knowledge of such actions or intended actions) or (ii) upon the Executives willful failure substantially to perform his duties hereunder (other than any such failure resulting from the Executives physical or mental incapacity). For purposes hereof, no act or failure to act by the Executive shall be considered "willful" unless done or omitted to be done by him not in good faith or without reasonable belief that his action or omission was in the best interests of the Company, and no act or failure to act by the Executive shall be considered Cause unless the Company has given detailed written notice thereof to the Executive and, where remedial action is feasible, he has failed to remedy the act or omission within twenty
(20) business days after receiving such notice. Cause shall not exist under clause (ii) above unless and until there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board held for the purpose (after ten (10) days' prior notice to the Executive of such meeting and the purpose thereof and an opportunity for him, together with his counsel, to be heard before the Board at such meeting), finding that in the good faith opinion of the Board, the Executive was guilty of conduct set forth above in clause (ii) of this Section 5(c) and specifying the particulars thereof in detail. In the event of a termination hereunder, the Date of Termination shall be the date set forth in the Notice of Termination; provided, that, in the case of a termination pursuant to clause (ii) above, the Date of Termination shall not be earlier than thirty (30) days after delivery of the Notice of Termination.

          (d) Good Reason. The Executive may terminate his employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without the Executives express written consent, the occurrence of any of the following which is not remedied by the Company within a reasonable time after receipt of the Executives Notice of Termination:

               (i)    Any material breach of this Agreement by the Company;




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               (ii)   The assignment to the Executive of any duties
          inconsistent with the Executives position, authority, duties, responsibilities and status, or any other action by the Company which results in a substantial diminution of such position, authority, duties, responsibilities or status;

               (iii) A material change in the Executive's reporting responsibilities, titles or offices;

               (iv) Any removal of the Executive from, or failure to re-elect the Executive to, the positions of President and Chief Executive officer or failure to nominate the Executive to the position of director;

               (v) The Company giving notice to the Executive that the automatic extension of the Employment Period under Section 2, above, shall cease; or

               (vi) Resignation by the Executive for any reason during the thirty (30)-day period commencing on the ninetieth (90") day after a "Change in Control" of the Company (as defined in the Option Plan):

     In the event of a termination for Good Reason, the Date of Termination shall be the date specified in the Notice of Termination, which shall be not less than twenty (20) business days after the Notice of Termination is delivered.

          (e) Other Terminations. The Company may terminate the Executives employment hereunder (other than for Cause or Disability), and the Executive may terminate his employment (other than for Good Reason), in each case subject to the provisions of Sections 6(d) and 6(e). If the Executives employment is terminated pursuant to this Section S(e), the date on which a Notice of Termination is given or any later date (within 30 days)




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set forth in such Notice of Termination shall be the Date
of Termination.


          (f) Notice of Termination. Any termination of the Executives employment hereunder by the Company or by the Executive (other than termination pursuant to Section 5(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 10 hereof.
For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executives employment under the provision so indicated.


     6.   Compensation  Upon Termination or During Disability.

          (a) Disability Period. During any portion of the Employment Period during which the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to (i) receive his full Base Salary, (ii) be eligible to receive the Annual Bonus and (iii) participate in the Benefit Plans. Payments made to the Executive during the Disability Period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company or under the Social Security disability insurance program, to the extent such amounts were not previously applied to reduce any such payment.

          (b) Death. If the Executives employment hereunder is terminated as a result of death, then:

               (i) the Company shall pay the Executives estate or designated beneficiary, (A) as soon as practicable after the Date of Termination, any Base Salary and any bonus and reimbursable expenses, accrued or owing the Executive hereunder as of the Date of Termination and (B) all benefits due and owing to or in



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          respect of the Executive under all Benefit Plans, in accordance with the terms of such Benefit Plans (the benefits described in this clause (B) being hereinafter referred to collectively as the "Plan Benefits");

          (ii) all then outstanding Restricted Shares, to the extent not then fully vested, shall become fully vested and free of all restrictions as of the Date of Termination; and

          (iii) all then outstanding Option Awards shall become fully vested and exercisable, as of the Date of Termination, and shall remain exercisable until the earliest of (1) the third anniversary of the Date of Termination, (2) the date on which the Executive shall have breached the provisions of Section 8 hereof (other than an isolated, inadvertent breach), and (3) the expiration of their then remaining terms (such period being hereinafter referred to as the "Post-Employment Option Exercise Period").

               (c) Disability. If the Executives employment hereunder is terminated as a result of Disability, then:

               (i) the Company shall pay the Executive, (A) as soon as practicable after the Date of Termination, any Base Salary and bonus and any reimbursable expenses, accrued or owing the Executive hereunder for services as of the Date of Termination and (B) pay or provide all Plan Benefits in accordance with the terms of the Benefits Plans;

               (ii) all then outstanding Restricted Shares, to the extent not then fully vested, shall become fully vested and free of all restrictions as of the Date of Termination; and

               (iii) all then outstanding option Awards shall become fully vested and exercise-




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          able, as of the Date of Termination, and shall remain exercisable until expiration of the Post-Employment Option Exercise Period.

          (d) Cause or By Executive (other than for Good Reason). If the Executive's employment hereunder is terminated by the Company for Cause or by the Executive (other than for Good Reason), then:

          (i) the Company shall pay the Executive, (A) as soon as practicable after the Date of Termination, any Base Salary and any reimbursable expenses accrued or owing the Executive hereunder for services as of the Date of Termination, and (B) pay or provide all Plan Benefits in accordance with the terms of the Benefits Plans; and

          (ii) the Executive shall immediately forfeit any unvested portion of then outstanding Restricted Shares and Option Awards and the vested unexercised portion of then outstanding Option Awards shall remain exercisable until the earliest of (1) six (6) months following the Date of Termination, (2) the date on which the Executive shall have breached the provisions of Section 8 hereof (other than an isolated, inadvertent breach), or (3) the expiration of their then remaining terms.

          (e) Termination by the Company (other than for Cause or Disability) or by the Executive for Good Reason. If the Executives employment hereunder is terminated by the Company (other than for Cause or Disability) or by the Executive for Good Reason, then:

          (i) the Company shall pay the Executive, (A) as soon as practicable after the Date of Termination, any Base Salary and bonus, and any reimbursable expenses, accrued or owing the Executive hereunder for services as of the Date of Termination and (B) pay or provide all Plan Benefits in accordance with the terms of the Benefits Plans;

               (ii) the Company shall pay the Executive, within ten (10) business days following the Date of Termination, an Annual Bonus for the year of termination, calculated as a prorated portion of the greater of (A) the Executives target Annual Bonus for the year in which the Date of Termination occurs or (B) the average of the Annual Bonuses paid or payable to the Executive for the three (3) calendar years immediately preceding the year in which the Date of Termination occurs (the greater of said amounts (A) and (B) being referred to hereinafter as the "Reference Bonus Amount");

               (iii) the Company shall pay to the Executive, as liquidated damages and not as a penalty, within ten (10) business days following the Date of Termination, a lump sum amount equal to (3) three times the sum of (A) the Executives Base Salary at the annual rate in effect at the time of delivery of the Notice of Termination and (B) the Executives Reference Bonus Amount;

               (iv) all then outstanding Restricted Shares, to the extent not then fully vested, shall become fully vested and free of all restrictions as of the Date of termination;

               (v) all then outstanding option Awards, to the extent not then vested and exercisable, shall become fully vested and exercisable on the Date of Termination and shall remain exercisable until expiration of the Post Employment Option Exercise Period;

               (vi) for a period of three (3) years following the Date of Termination, the Executive shall continue to participate in all Benefit Plans in which the Executive was entitled to participate immediately prior to the Date of Termination, in accordance with the terms of such Benefit Plans (provided that the Executives continued participation is permitted under the general terms and provisions of such Benefit Plans).
          In the event that the Executives participation in any Benefit Plan is barred, the Company shall arrange to provide the Executive and his dependents with benefits substantially the same as those which the Executive and his dependents would otherwise have been entitled to receive under such Benefit Plans from which their continued participation is barred or provide their economic equivalent;

               (vii) for purposes of the retirement benefits provided pursuant to Section 4(e) hereof, Executives service shall be determined as if he had remained employed by the Company through the third anniversary of the Date of Termination; and

               (viii) the Company shall pay for reasonable outplacement services for the Executive from a provider selected by the Executive and which is reasonably acceptable to the Company.


          7. Mitigation. The Executive shall not be required to mitigate amounts payable pursuant to Section 6 hereof by seeking other employment or otherwise, nor shall such payments be reduced on account of any remuneration earned by the Executive attributable to employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

          8. Confidential Information, Removal of Documents, Noncompetition, etc.

          (a) Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all trade secrets, confidential information, and knowledge or data relating to the Company and the businesses and investments of the Company, which shall have been obtained by the Executive during the Executive's employment by the Company, including such information with respect to any products, improvements, formulas, designs or styles, processes, services, customers, suppliers, marketing techniques, methods, future plans or operating practices ("Confidential Information"); provided, however, that Confidential Information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any specific information or type of information generally not considered confidential by persons engaged in the same business as the Company, or information disclosed by the Company or any officer thereof to a third party without restrictions on the disclosure of such information. Except as may be required or appropriate in connection with his carrying out his duties under this Agreement, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such Confidential Information to anyone other than the Company and those designated by the Company.

     (b) Removal of Documents. All records, files, drawings, documents, models, and the like relating to the business of the Company, which the Executive prepares, uses or comes into contact with and which contain Confidential Information shall not be removed by the Executive from the premises of the Company (without the written consent of the Company) during or after the Employment Period unless such removal shall be required or appropriate in connection with his carrying out his duties under this Agreement, and, if so removed by the Executive, shall be returned to the Company immediately upon termination of the Executive's employment hereunder.

     (c)  Noncompetition; Nonsolicitation.  The
Executive covenants that upon termination of his employment hereunder, he shall not, for a period of one (1) year following the Date of Termination:

               (i) anywhere within the geographic areas in which the Company or any of its subsidiaries is then conducting its business operations, engage or be interested, whether alone or together with or on behalf or through any other person, firm, association, trust, venture or corporation, whether as sole proprietor, partner, shareholder, agent, officer, director, employee, adviser, consultant, trustee, beneficiary or otherwise, in any business
          (a "competing business") which competes with any business then being conducted by the Company or any of its subsidiaries;

               (ii)   assist others in conducting any competing business; or

               (iii) own any capital stock or any other securities of, or have any other direct or indirect interest in, any entity which owns or operates a competing business, other than the ownership of (x) less than one percent (1%) of any such entity whose stock is listed on a national securities exchange or traded in the over-the-counter market and which is not controlled by the Executive or any affiliate of the Executive or (y) any limited partnership interest in such an entity.

The Executive further covenants that during the applicable period set forth above in this Section 8(c), he shall not directly or indirectly recruit any person who is an employee of the Company or any of its subsidiaries or solicit, encourage or induce any such employee to leave the Company's employ.

     (d) Remedies. Without prejudice to any other remedies that the Company may have for breach of this Agreement by the Executive, in the event of a breach or threatened breach of this Section 8, the Executive agrees that the Company shall be entitled to apply for injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledging that damages would be inadequate and insufficient.

     (e) Continuing Operation. Any termination of the Executives employment or of this Agreement shall have no effect on the continuing operation of this
Section 8.

     9.   Certain Additional Payments by the Company.  The Company agrees that:

     (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this
Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or if any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.


     (b) Subject to the provisions of paragraph(c), below, all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the accounting firm which is then serving as the auditors for the Company (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder
(which accounting firm
shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executives applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any good faith determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to paragraph (c), below, and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

     (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than fifteen (15) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim prior to the expiration of the thirty (30)-day period following the date on which the Executive gives such notice to the Company (or such shorter, period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) Give the Company any information reasonably requested by the Company relating to such claim;

               (ii) Take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

               (iii) Cooperate with the Company in good faith in order effectively to contest such claim; and

               (iv) Permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this paragraph (c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner; and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c), above, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of said paragraph(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon, after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to said paragraph
(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid; and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

          10. Indemnification. To the fullest extent permitted by law, the Company shall indemnify the Executive (including the advancement of expenses) for any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by the Executive in connection with the defense of any lawsuit or other claim to which he is made a party by reason of being an officer, director or employee of the Company or any of its subsidiaries. During the Employment Period and for at least three (3) years thereafter, the Company shall make every reasonable effort to maintain customary director and officer liability insurance covering the Executive for acts and omissions during the Employment Period.

          11.  Successors; Binding Agreement.

          (a) Company's Successors. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the business and/or assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the business and/or assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company will require any such successor expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place4 As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and shall include any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for-in this
Section 9 or which otherwise becomes bound by all the terms and provisions of this Agreement.

          (b) Executives Successors. This Agreement shall not be assignable by the Executive. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executives personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Upon the Executive's death, all amounts to which he is entitled hereunder, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executives devisee, legatee, or other designee or, if there be no such designee, to the Executives estate.

          12. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:


                         If to the Executive:

                         Mark Bulriss
                         11425 Barrington Bridge Court
                         Richmond, Virginia 23233



                         If to the Company:

                         Great Lakes Chemical Corporation
                         One Great Lakes Boulevard
                         P.O. Box 2200
                         West Lafayette, Indiana 47906-0200



                         Attention: General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.


          13. Miscellaneous. No provisions of this Agreement may be modified unless such modification is agreed to in writing signed by the Executive and an authorized officer of the Company. Any waiver or discharge must be in writing and signed by the Executive or such an authorized officer of the Company, as the case may be. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles.


          14. Withholding. Any payments provided for in this Agreement shall be paid net of any applicable withholding of taxes required under federal, state or local law.

          15. Arbitration. Except as otherwise provided herein, all controversies, claims or disputes arising out of or related to this Agreement shall be settled in Chicago, Illinois, under the rules of the American Arbitration Association then in effect, and judgment upon such award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. Except as otherwise provided in Section 4(f) hereof, the costs of the arbitration shall be borne by the Company.

          16. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          18. Entire Agreement. This Agreement (together with any option and restricted stock agreements evidencing the awards contemplated hereby) set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by the parties hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.


          19. No Conflict. The Executive hereby represents and warrants that the execution and delivery of this Agreement does not, and the performance of his obligations set forth herein will not, violate, conflict with, contravene or result in a breach or violation of any contract or any other agreement to which he is a party or by which he is bound.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on March 20, 1998 to be effective as of the Effective Date.



                                    GREAT LAKES CHEMICAL CORPORATION



                                    By: /s/ Martin M. Hale
                                       --------------------------------
                                    Name:  Martin M. Hale
                                    Title: Chairman of the Board


                                    /s/ Mark Bulriss
                                    -----------------------------------
                                    Mark Bulriss